                                                                    Exhibit 10.9

                              CONSULTING AGREEMENT
                              --------------------

         THIS AGREEMENT is made effective 1st April, 1997 (the "Effective Date") between ZMAX Corporation, a Nevada corporation (the "Company"), and MBY, Inc., a Delaware corporation, (the "Consultant") and Michel Berty.

                                  INTRODUCTION
                                  ------------

         The Company, the Consultant, and Michel Berty desire to enter into an agreement whereby the Consultant will perform services as an independent contractor to the Company and all services to be performed by the Consultant shall be performed on behalf of the Consultant by Michel Berty.

         NOW, THEREFORE, the parties agree as follows:

1.       Terms and Conditions of Engagement.
         ----------------------------------

         (a)   Independent Contractor.  The Company hereby enters into an
               ----------------------
arrangement with the Consultant as independent contractor and the Consultant accepts such arrangement with the Company in such capacity subject to the terms and conditions hereof. The Consultant shall report to the Board of Directors of the Company (the "Board of Directors") and shall have such authority and responsibilities and perform such duties as shall be assigned to the Consultant from time to time by the Board of Directors. All services to be performed by the Consultant hereunder shall be performed on behalf of the Consultant exclusively by Michel Berty, the President of the Consultant, and Consultant shall make Michel Berty available therefor. The Consultant agrees to cause Michel Berty to serve and Michel Berty agrees to serve, without additional compensation, in such of the following positions as to which he is elected:
Chairman of the Board of Directors, member of the Board of Directors, member of the board of directors of one or more entities directly or indirectly controlled by or under common control with the Company (an "Affiliate"). Michel Berty is not being employed as an employee of the Company hereunder.

         (b)   Exclusivity.  Throughout the term of the Consultant's engagement
               -----------
hereunder, the Consultant shall devote the time necessary to perform the Consultant's duties. The Company shall not require the full-time services of the Consultant. However, the Consultant shall devote at least on average one eight hour day per week to the performance of his duties.

2.       Compensation.
         ------------

         (a)   Consulting Fees.  In consideration for the Consultant's services
               ---------------
hereunder, the Company shall pay to the Consultant a monthly consulting fee in the amount of $20,000 for the Term of this Agreement.

         (b)   Expenses.  The Consultant shall be entitled to be reimbursed in
               --------
accordance with the policies of the Company, as adopted and amended from time to time, for all reasonable and necessary expenses incurred by the Consultant in connection with the performance of the Consultant's duties hereunder upon submission of verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by the Company.

3.       Term, Termination and Termination Payments.
         ------------------------------------------

         (a)   Term.  The term of this Agreement (the "Term") shall commence as
               ----
of the Effective Date of this Agreement and shall expire on the third anniversary of the Effective Date. The term shall automatically renew for an additional year at the end of each expiring term, unless either the Consultant or the Company gives notice of termination before ninety (90) days prior to the expiration of the then current Term.

         (b)   Termination.  This Agreement and the Consultant's engagement
               -----------
with the Company hereunder may only be terminated prior to the end of the Term:

               (i)    by mutual agreement of the Consultant and the Company;

               (ii)   by the Company without Cause; or

               (iii)  by the Company for Cause.

Notice of termination by either the Company or the Consultant shall be given in writing and shall specify the basis for termination and the effective date of termination. This Agreement shall also terminate immediately upon the death or the Disability of Michel Berty.

         For purposes of this Agreement, "Cause" means (w) any willful failure by the Consultant in the performance of any of its duties pursuant to this Agreement or breach by the Consultant or Michel Berty of any of the terms of this Agreement; (x) the Consultant's or Michel Berty's conviction of any crime (felony level, or penalized by incarceration or lesser crime involving moral turpitude), or any act involving money or other property involving the Company which would constitute a felony in the jurisdiction involved; or (y) any act by the Consultant or Michel Berty of fraud, misappropriation, dishonesty, embezzlement, or similar conduct against the Company or a customer of the Company. The determination of the existence of "Cause" will be made in good faith by the Board of Directors.

         For purposes of this Agreement, "Disability" means the first to occur of: (i) a disability of Michel Berty within the meaning of Section 72(m)(7) of the Internal Revenue Code; that is, Michel Berty is unable to engage in any substantial gainful activity with the Company or any other employer, by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued and indefinite duration; or (ii) a three-month period during which, due to accident, or illness, or any other physical or mental incapacity, Michel Berty cannot perform his duties and obligations hereunder.

         (c)   Effect of Termination.  Upon termination of this Agreement and
               ---------------------
the Consultant's engagement hereunder, the Company shall have no further obligation to the Consultant, Michel Berty, or Michel Berty's estate with respect to this Agreement, except for payment of consulting fees, if any, accrued pursuant to Section 2(a) hereof and unpaid at the Termination Date, and termination payments, if any, set forth in Section 3(e) hereof, as applicable, subject to the provisions of Section 8 hereof. Nothing contained herein shall limit or impinge any other rights or remedies of the Company, the Consultant, or Michel Berty under any other agreement or plan to which the Consultant or Michel Berty is a party or of which the Consultant or Michel Berty is a beneficiary.

         (d)   Survival.  The covenants of the Consultant and Michel Berty in
               --------
Sections 4, 5, 6, and 7 hereof shall survive the termination of this Agreement and the Consultant's engagement hereunder and shall not be extinguished thereby.

         (e)   Termination Without Cause.  Upon termination of the Consultant's
               -------------------------
engagement by the Company without Cause under Section 3(b)(ii) hereof, the Company shall be obligated to continue to pay the Consultant its monthly fee of $20,000 for the remaining Term of this Agreement or until one (1) year after such termination (whichever occurs first).

4.       Agreement Not to Compete and Not to Solicit Customers.
         -----------------------------------------------------

         (a)   Agreement Not to Compete.  The Consultant and Michel Berty agree
               ------------------------
that commencing on the Effective Date and continuing through the Consultant's engagement hereunder and for two (2) years after the termination of this Agreement (the "Applicable Period"), they will not (except (i) for Berty's service as a director and/or consultant of the companies listed on Exhibit A, or
(ii) on behalf of or with the prior written consent of the Company, which consent may be withheld in Company's sole discretion), within the world (the "Area"), either directly or indirectly, on the Consultant's or Michel Berty's own behalf, or on behalf of others, engage in, as a director, officer, principal, partner, consultant or executive or managerial employee, or provide any of the same type of services performed on behalf of the Company, to any Competing Business or own a controlling beneficial interest in a Competing Business. For purposes of this Section 4, the Consultant and Michel Berty acknowledge and agree that the Business of the Company is conducted in the Area.

         "Competing Business" means any person, firm, corporation, joint venture or other business entity which is engaged in the design, production, marketing, distribution, or provision of software engineering/reengineering of Year 2000 Compliance Products and Services (the "Business of the Company") (or any aspect thereof) within the Area.

         "Year 2000 Compliance Products and Services" means software tools, methodologies, processes and associated services (including without limitation, program management, analysis, assessment, conversion, testing, quality assurance, and configuration management) relating to computer software problems and issues associated with the year 2000.

         (b)   Agreement Not to Solicit Customers.  The Consultant and Michel
               ----------------------------------
Berty agree that commencing on the Effective Date and continuing through the Applicable Period, they will not, either directly or indirectly, on the Consultant's own behalf or in the service of or on behalf of others, solicit or divert, or attempt to solicit or divert, to a Competing Business, any individual or entity (i) which is a client or customer of the Company or an Affiliate, (ii) as to which, to the knowledge of Consultant or Berty, the Company or an Affiliate is in the process of making a proposal or negotiating for a customer or client relationship or is discussing or conducting a "pilot", or (iii) with whom the Company or an Affiliate jointly provides services or products through alliances or joint ventures to a client or customer during the term of the Consultant's engagement with the Company.

5.       Agreement Not to Solicit Employees.
         ----------------------------------

         The Consultant and Michel Berty agree that commencing on the Effective Date and continuing through the Applicable Period, they will not, either directly or indirectly, on the Consultant's or Michel Berty's own behalf or in the service of or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert or hire away, to any Competing Business in the Area any person employed by the Company or an Affiliate, whether or not such employee is a full-time employee or a temporary employee of the Company or an Affiliate and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

6.       Ownership and Protection of Confidential Information and Trade Secrets.
         ----------------------------------------------------------------------

         (a)   Definitions.  "Confidential Information" means data and
               -----------
information relating to the business of the Company or an Affiliate (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Consultant by the Company or an Affiliate or of which the Consultant became aware as a consequence of or through his relationship to the Company and which has value to the Company and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by the Consultant without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

         "Trade Secrets" means information, including a formula, pattern, compilation, program, device, method, technique, or process that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         (b)   Confidentiality.  All Confidential Information and Trade Secrets
               ---------------
and all physical embodiments thereof received or developed by the Consultant while engaged by the Company or an Affiliate are confidential to and are and will remain the sole and exclusive property of the Company or Affiliate. Except to the extent necessary to perform the duties assigned by the Company or an Affiliate, the Consultant and Michel Berty will hold such Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent, any Confidential Information and Trade Secrets disclosed to or developed by the Consultant to lose its character or cease to qualify as Confidential Information or Trade Secrets.

         (c)   Return of Company Property.  Upon request by the Company or an
               --------------------------
Affiliate, and in any event upon termination of the engagement of the Consultant with the Company or an Affiliate for any reason, as a prior condition to receiving any final fees hereunder (including any payments pursuant to Section 3(e) hereof), the Consultant will promptly deliver to the Company or an Affiliate all property belonging to the Company or an Affiliate, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in the Consultant's or Michel Berty's custody, control or possession.

         (d)   Survival.  The covenants of confidentiality set forth herein will
               --------
apply on and after the date hereof to any Confidential Information and Trade Secrets disclosed by the Company or an Affiliate, or developed by the Consultant prior to or after the date hereof. The covenants restricting the use of Confidential Information will continue and be maintained by the Consultant for a period of two years following the termination of this Agreement. The covenants restricting the use of Trade Secrets will continue and be maintained by the Consultant following termination of this Agreement for so long as permitted by the Maryland Uniform Trade Secrets Act.

7.       Remedies.
         --------

         The Consultant and Michel Berty agree that the covenants and agreements contained in Sections 4, 5, and 6 hereof are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the Business of the Company; that the Company is engaged in and throughout the Area in the Business of the Company; that irreparable loss and damage will be suffered by the Company should the Consultant or Michel Berty breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, the Company shall be entitled to specific performance of this Agreement and to both temporary and permanent injunctions to prevent a breach or contemplated breach by the Consultant or Michel Berty of any of such covenants or agreements.

8.       No Set-Off.
         ----------

         The existence of any claim, demand, action or cause of action by the Consultant or Michel Berty against the Company, or any Affiliate of the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of its rights hereunder. The existence of any claim, demand, action or cause of action by the Company against the Consultant or Michel Berty, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Consultant of any of its rights hereunder; provided, however, that the Company shall have the right to discontinue payments to the Consultant under Section 3(e) hereof, as applicable, if the Consultant or Michel Berty should breach any of their obligations under Sections 4, 5, or 6 hereof and the Company notifies the Consultant of that breach.

9.       Notice.
         ------

         All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

         If to the Company:       ZMAX CORPORATION
                                  20251 Century Boulevard
                                  Germantown, Maryland 20874
                                  Attn: Michael C. Higgins, President
                                  Fax:  301-353-9501

         If to the Consultant:    MBY Consultant, Inc.
                                  40 Sayre's Path
                                  P. O. Box 466
                                  Wainscott, New York  11975
                                  Attn:  Michel Berty, President
                                  Fax:  516-537-4509

         If to Michel Berty:      Michel Berty
                                  40 Sayre's Path
                                  P. O. Box 466
                                  Wainscott, New York  11975
                                  Fax:  516-537-4509

Notices delivered in person shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date hereof.

10.      Miscellaneous.
         -------------

         (a)   Assignment.  Neither this Agreement nor any right of the parties
               ----------
hereunder may be assigned or delegated by any party hereto without the prior written consent of the other party.

         (b)   Waiver.  The waiver by the Company of any breach of this
               ------
Agreement by the Consultant shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.


         (c)   Governing Law and Choice of Forum.  This Agreement shall be
               ---------------------------------
governed by and construed in accordance with the internal laws of the State of Maryland. The parties agree that any appropriate state or federal court located in Maryland shall have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties expressly consent to personal jurisdiction and venue in such courts.

         (d)   Entire Agreement/Amendment.  This Agreement embodies the entire
               --------------------------
agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by the parties hereto.

         (e)   Severability.  Each of the covenants and agreements hereinabove
               ------------
contained shall be deemed separate, severable and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

         (f)   Captions and Section Headings.  Captions and section headings
               -----------------------------
used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         (g)   Arbitration.  Except as provided in Section 7, any dispute
               -----------
arising under this Agreement shall be submitted to a single arbitrator selected by the American Arbitration Association whose rules of arbitration and conciliation shall apply. The American Arbitration Association shall select an arbitrator experienced in computer consulting.

                             [INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the Company, the Consultant, and Michel Berty have each executed and delivered this Agreement as of the date first shown above.

                                            COMPANY:

                                            ZMAX Corporation

                                                /s/ Michael C. Higgins
                                            By: Michael C. Higgins
                                               ----------------------------

                                            Title: President
                                                  -------------------------
                                                      [CORPORATE SEAL]


                                            CONSULTANT:

                                            MBY, Inc.

                                                  /s/ Michel Berty
                                            -------------------------------
                                            By:   Michel Berty

                                            Title: President
                                                  -------------------------
                                                      [CORPORATE SEAL]


                                            MICHEL BERTY:

                                            By:  /s/ Michel Berty
                                               ----------------------------
                                                   Michel Berty

                                  EXHIBIT "A"
                                       to
                              CONSULTING AGREEMENT


              MICHEL BERTY, DIRECTOR AND CONSULTING RELATIONSHIPS



DIRECTOR:

               COMPUTRON           Application Software
               INTERSOLV           Client/Server Supplier
               MASTECH             American and Offshore Service Company
               SAPIENS             Rapid Application Development Provider


CONSULTANT:

               CAP GEMINI GROUP    Consultant to the President of Directoire
               P.A.C.              U.S. Representative of this French
                                   Consulting Company specialized in market surveys in Europe.

00573615.W51